Yield10 Bioscience Announces 1-for-10 Reverse Stock Split

WOBURN, Mass. - May 26, 2017 - Yield10 Bioscience, Inc. (NASDAQ:YTEN) announced today that it will effect a 1-for-10 reverse stock split of its common stock, following stockholder approval of the reverse stock split at the Company's annual stockholders meeting held on May 24, 2017. The 1-for-10 reverse stock split will be effective as of the close of business on Friday, May 26, 2017 and the Company's common stock will begin trading on a split-adjusted basis on Tuesday, May 30, 2017.

The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 28.5 million shares to approximately 2.5 million shares. Proportional adjustments will be made to the Company’s outstanding stock options and restricted stock units and to the number of shares issued and issuable under the Company's equity compensation plans. The number of authorized shares of the Company's common stock will remain 250 million shares.
The reverse stock split is intended to increase the market price per share of the Company’s common stock to allow the Company to maintain the listing of its common stock on The NASDAQ Capital Market. The Company's common stock will continue to trade on The NASDAQ Capital Market under the symbol "YTEN." The new CUSIP number for the common stock following the reverse stock split will be 98585K201.
Information for Stockholders
Upon the effectiveness of the reverse stock split, each ten (10) shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share. The reverse stock split will not modify the rights or preferences of the common stock. No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of Yield10 common stock on May 26, 2017, by (ii) the number of shares of common stock held by the stockholder that would otherwise have been exchanged for such fractional share interest.
The Company's transfer agent, American Stock Transfer & Trust Company, LLC, will act as its exchange agent for the reverse stock split. American Stock Transfer & Trust Company, LLC will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers' particular processes, and will not be required to take any action in connection with the reverse stock split. American Stock Transfer & Trust Company, LLC can be reached at (877) 248-6417 or (718) 921-8317.
Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2017, a copy of which is available at www.sec.gov or at www.yield10bio.com under the SEC Filings tab located on the Investors page.
About Yield10 Bioscience

Yield10 Bioscience, Inc. is focused on developing new technologies to achieve step-change improvements in crop yield to enhance global food security. Yield10 is leveraging an extensive track record of innovation based around optimizing the flow of carbon in living systems. By working on new approaches to improve fundamental elements of plant photosynthetic efficiency and optimizing seed production, Yield10 is advancing several yield traits it has developed in crops such as Camelina, canola, soybean and corn. Yield10 is based in Woburn, MA.

For more information about the company, please visit www.yield10bio.com.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company's expectations for the impact of the reverse split on the market price of the Company’s stock and the Company’s ability to regain compliance with NASDAQ listing requirements, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

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